EXHIBIT 5.2

[Letterhead of Paul, Weiss, Rifkind, Wharton & Garrison LLP]

212-373-3000

212-757-3990

August 25, 2004

Interstate Hotels & Resorts, Inc.
4501 N. Fairfax Drive, Suite 800
Arlington, VA 22203

Interstate Hotels & Resorts, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

     In connection with the Registration Statement on Form S-3 (the “Registration Statement”) of Interstate Hotels & Resorts, Inc., a Delaware corporation (the “Company”), filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933 (the “Securities Act”), and the rules and regulations thereunder (the “Rules”), you have asked us to furnish our opinion as to the legality of certain of the securities being registered under the Registration Statement. The Registration Statement relates to the registration under the Securities Act of the issuance and sale, on a delayed or continuous basis under Rule 415 under the Securities Act, of (i) up to $150,000,000 of

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various equity and debt securities to be issued by the Company and (ii) 6,232,716 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), that may be offered by certain stockholders of the Company (the “Secondary Shares”) and 6,232,716 rights to purchase shares of the Company’s Series A Junior Participating Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”) attached to the Secondary Shares (the “Rights”).

     In connection with the furnishing of this opinion, we have examined originals or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

     1.      the Registration Statement;

     2.      the Rights Agreement, dated as of July 23, 1998, between the Company and Continental Stock Transfer & Trust Company, as Rights Agent, as amended on December 8, 2000 and May 3, 2002 and filed as Exhibits 4.5.1, 4.5.2 and 4.5.3 to the Registration Statement; and

     3.      the Agreement and Plan of Merger, dated May 1, 2002, by and between Interstate Hotels Corporation and the Company, dated May 1, 2002 and amended on June 3, 2002 (as amended, the “Merger Agreement”).

     In addition, we have examined (i) such corporate records of the Company that we have considered appropriate, including (a) copies of the certificate of incorporation of the Company, as amended, the by-laws of the Company, as amended, and the Certificate of Designations of the Series A Preferred Stock, and (b) copies of resolutions of the board of directors of the Company relating to the merger contemplated

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by the Merger Agreement and the issuance of the Secondary Shares, certified by officers of the Company, and (ii) those other certificates, agreements and documents that we deemed relevant and necessary as a basis for our opinion. We have also relied upon the factual matters contained in the representations and warranties of the Company made in the Documents and upon certificates of public officials and the officers of the Company.

     In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of all the latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete.

     Based upon the above, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that:

     1.      The Secondary Shares have been duly authorized by all necessary corporate action on the part of the Company and are validly issued, fully paid and non-assessable.

     2.      The Rights are validly issued.

     The opinions expressed above are limited to the General Corporation Law of the State of Delaware. Our opinion is rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect.

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     We hereby consent to use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” contained in the Prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Securities Act or the Rules.

Very truly yours,

/s/ Paul, Weiss, Rifkind, Wharton & Garrison LLP

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP